UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): June 18, 2025

Bluejay Diagnostics, Inc.

(Exact Name of Registrant as Specified in its Charter)

delaware	001-41031	47-3552922
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

360 Massachusetts Avenue, Suite 203

Acton, MA 01720

(Address of principal executive offices and zip code)

(844) 327-7078

(Registrant’s telephone number, including area code)

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14(c)).

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	BJDX	The Nasdaq Capital Market

Item 5.07	Submission of Matters to a Vote of Security Holders.

On June 18, 2025, Bluejay Diagnostics, Inc. (the “Company”) held its 2025 annual meeting of stockholders (the “Annual Meeting”). As of May 15, 2025, the record date for the Annual Meeting, there were 1,494,182 shares of the Company’s common stock issued and outstanding and entitled to vote on the proposals presented at the Annual Meeting, of which 616,134 were present in person or represented by proxy, which constituted a quorum. Shareholders are entitled to one vote for each share of common stock held. Set forth below are the final voting results for each of the proposals submitted to a vote of the Company’s stockholders at the Annual Meeting.

Proposal 1. Election of Directors - The Company’s stockholders re-elected each of Donald Chase, Neil Dey, Svetlana Dey, Douglas Wurth and Fred Zeidman to serve as directors until the Company’s 2026 annual meeting of stockholders, or until their successors are duly elected and qualified. The voting results for the proposal were as follows:

Director Name	Votes For	Votes Withheld	Broker Non-Votes
Donald Chase	86,718	145,772	383,644
Neil Dey	82,356	150,134	383,644
Svetlana Dey	86,661	145,829	383,644
Douglas Wurth	86,883	145,607	383,644
Fred Zeidman	86,915	145,575	383,644

Proposal 2. Approve and adopt an amendment to the Company’s amended and restated certificate of incorporation, as amended, and effect a reverse stock split of the Company’s common stock - The Company’s stockholders approved and adopted an amendment to the Company’s certificate of incorporation to effect a reverse stock split of all of the Company’s outstanding shares of common stock by one of several fixed ratios between 1-for-2 and 1-for-20 (the “Reverse Stock Split”), with the final decision as to whether to proceed with the Reverse Stock Split, the effective time of the Reverse Stock Split (which may not be later than June 18, 2026), and the exact ratio of the Reverse Stock Split to be determined in the future by the Company’s board of directors (the “Board”), in its sole discretion and without further action by the Company’s stockholders. As of the date of this Form 8-K, the Board has not made any final decision as to whether to proceed with the Reverse Stock Split, or the exact timing or ratio thereof. The voting results for the proposal were as follows:

Votes For	Votes Against	Abstentions
420,241	188,129	7,764

Proposal 3. Approve and adopt an amendment to the Company’s amended and restated certificate of incorporation, as amended, and effect an additional reverse stock split of the Company’s common stock - The Company’s stockholders approved and adopted an amendment to the Company’s certificate of incorporation to effect a further reverse stock split of all of the Company’s outstanding shares of common stock by one of several fixed ratios between 1-for-2 and 1-for-20 (the “Additional Reverse Stock Split”), with the final decision as to whether to proceed with the Additional Reverse Stock Split, the effective time of the Additional Reverse Stock Split (which may not be later than June 18, 2026), and the exact ratio of the Additional Reverse Stock Split to be determined in the future by the Board, in its sole discretion and without further action by the Company’s stockholders. The Additional Reverse Stock Split may not be implemented by the Board unless and until the Reverse Stock Split approved by stockholders pursuant to Proposal 2 has already been implemented. As of the date of this Form 8-K, the Board has not made any final decision as to whether to proceed with the Additional Reverse Stock Split, or the exact timing or ratio thereof. The voting results for the proposal were as follows:

Votes For	Votes Against	Abstentions
426,669	181,699	7,766

Proposal 4. Ratification of Wolf & Company, P.C. as the Company’s Independent Registered Public Accounting Firm - The Company’s stockholders ratified the appointment of Wolf & Company, P.C. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025. The voting results for the proposal were as follows:

Votes For	Votes Against	Abstentions
383,236	86,011	146,887

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bluejay Diagnostics Inc.

By:	/s/ Neil Dey
Neil Dey
President and Chief Executive Officer

Dated: June 20, 2025

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